SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Universal Security Instruments, Inc.
(Name of Registrant as Specified in Its Charter)

N/A
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Universal Security Instruments, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

Notice of Annual Meeting of Shareholders

to be held November 7, 2024

To the Shareholders of Universal Security Instruments, Inc.:

The Annual Meeting of Shareholders of Universal Security Instruments, Inc., a Maryland corporation (the “Company”) will be held at the offices of the Company, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland, on Thursday, November 7, 2024 at 8:30 a.m., local time, for the following purposes:

1.	To elect one (1) director for a three (3) year term ending at the Annual Meeting of Shareholders to be held in 2027 and until his successor is duly elected and qualified.

2.	To vote on a non-binding resolution approving the compensation of the executive officers named in the proxy statement.

3.	To authorize the Board of Directors to accept the auditors selected by the Audit Committee of an outside auditing firm for the fiscal year ending March 31, 2025.

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed September 9, 2024, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on November 7, 2024

Pursuant to rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, allowing us to provide the information shareholders need, while lowering delivery and printing expenses. On or about September 13, 2024, we will mail to our shareholders a notice containing instructions on how our shareholders may access online our 2024 Proxy Statement and 2024 Annual Report to Shareholders. Our Annual Report to Shareholders does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company. These materials are available on the following website: http://www.usiannualmeeting.com.

We invite your attention to each of these documents, and we invite you to attend the Annual Meeting of Shareholders, in person.

By Order of the Board of Directors

James B. Huff
Secretary

Owings Mills, Maryland

September 13, 2024

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE A PROXY CARD, WHICH IS AVAILABLE TO YOU ONLINE, OR UPON REQUEST, AND RETURN IT PROMPTLY TO US. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

Universal Security Instruments, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

(410) 363-3000

Proxy Statement

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Universal Security Instruments, Inc., a Maryland corporation (the “Company”), in connection with the Annual Meeting of Shareholders to be held on November 7, 2024, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the meeting. The Board has fixed the close of business on September 9, 2024 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 2,312,887 shares of the Company’s Common Stock par value $.01 per share (the “Shares”).

Pursuant to the e-proxy rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. On or about September 13, 2024, we will mail to our shareholders a notice (the “E-Proxy Notice”) containing instructions on how to access online our 2024 Proxy Statement, and Annual Report to Shareholders. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Our Annual Report to Shareholders does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company.

Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the meeting, including the election of directors. Because most of our shareholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Shareholders may vote by completing a proxy card and mailing it to us at our address above. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. A proxy may be revoked at any time before its exercise by the filing of a written revocation with James B. Huff, Corporate Secretary of the Company, by timely providing a later-dated proxy, or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

A quorum for the Annual Meeting consists of a majority of the issued and outstanding Shares present in person or by proxy and entitled to vote. Under Maryland law, unless a corporation’s charter or bylaws provide otherwise, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present, and for all other matters (except for certain extraordinary matters for which Maryland law requires a higher proportion) a majority of the all of the votes cast at a meeting at which a quorum is present is sufficient for approval. The Company’s Bylaws provide that the affirmative vote of the holders of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors or for the taking or authorization of any action by the shareholders.

Beneficial Ownership

For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires inclusion of Shares that may be acquired within sixty days of the Record Date. There are no persons known to the Company to be the beneficial owners of 5% or more of the Shares outstanding as of the Record Date.

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Election of Directors

The Board currently consists of four directors. The Company’s directors are divided into three classes and are elected for terms of one to three years each and until his successor is elected and qualifies. One Director is up for election at the Annual Meeting of Shareholders for 2024. The independent members of the Board, serving as a nominating committee, have nominated Dr. Ronald A. Seff, for election as a director at the 2024 Annual Meeting to serve for a term of three years and until his successor is duly elected and qualified. A majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. Withholding of votes will have the effect of a vote against, and abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

Unless contrary instruction is given, the person named in the proxy solicited by the Board will vote each such proxy for the election of the named nominee. If the nominee is unable to serve, the Shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend or the Board may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that the nominee will be unavailable to serve.

The following table sets forth, for the nominee and each continuing director, his name, age as of the Record Date, the year he first became a director of the Company, the expiration of his current term and whether such individual has been determined by the Board to be “independent” as defined in Section 803.A. of the NYSE MKT LLC Company Guide. There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Name	Age	Director Since	Current Term to Expire	Independent
Cary Luskin	65	2002	2025	Yes
Ira F. Bormel	61	2008	2025	Yes
Harvey B. Grossblatt	77	1996	2026	No
Ronald A. Seff, M.D.	74	2002	2024	Yes

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

Ira F. Bormel, CPA has served as chief financial officer of Berman Enterprises LLC and related companies, a Maryland based owner, developer and manager of office and retail commercial properties since 1999. Mr. Bormel is also a former chief financial officer of the Company.

Mr. Bormel is well qualified to serve as a member of the Board due to his experience as chief financial officer of a multi-million dollar business and his familiarity with the Company’s business and industry.

Harvey B. Grossblatt was Chief Financial Officer of the Company from 1983 until August 2004, Secretary and Treasurer of the Company from 1988 until August 2004, Chief Operating Officer of the Company from April 2003 through August 2004, and Chief Executive Officer since August 2004.

Mr. Grossblatt is well qualified to serve as a member of the Board due to his more than a quarter century experience as a member of the Company’s senior management and detailed knowledge of the Company’s operations and home safety products industry.

Cary Luskin has been in the retail electronics business since 1978. Since 1998, Mr. Luskin has been President of The Big Screen Store, Inc., a chain of large-screen television retail stores.

Mr. Luskin is well qualified to serve as a member of the Board due to his extensive experience in the retail electronics business and senior executive of a public company.

Ronald A. Seff, M.D. has been in the private practice of ophthalmology since 1977. From 1977 until 1998, Dr. Seff practiced with, and was a senior executive of, a large medical practice with four offices in Maryland.

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Dr. Seff is well qualified to serve as a member of the Board due to his extensive practical business experience gained as a senior executive of a large medical practice in which Dr. Seff had responsibility for a wide range of business functions.  Dr. Seff serves on the Audit and Compensation Committees of the Company and has a broad understanding of the Company, its management, and its operations.

Corporate Governance

Board of Directors. During the fiscal year ended March 31, 2024, the Board convened three times. No incumbent director participated in fewer than 75% of the total number of meetings of the Board of the Company held during the year and the total number of meetings held by all committees on which the director served during such year. Board members are expected to attend the Annual Meeting of Shareholders if available, and two directors attended the 2023 Annual Meeting of Shareholders.

The Board has the following committees, each of which meets at scheduled times:

Audit Committee. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Committee’s responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent auditors, who report directly to the Audit Committee. The members of the Audit Committee during the fiscal year ended March 31, 2024 were Mr. Bormel (Chairman), Dr. Seff and Mr. Luskin. None of the Audit Committee members is an employee of the Company and each is independent under existing NYSE MKT and SEC requirements. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Bormel satisfies this definition. Accordingly, Mr. Bormel has been designated by the Board as the Company’s audit committee financial expert. During the fiscal year ended March 31, 2024, the Audit Committee met four times. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website, www.universalsecurity.com, under the “Investor Relations” tab.

Nominations. The independent members of the Company’s Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors, and the Board held one meeting during the 2024 fiscal year in order to make nominations for directors. The Board has not adopted a charter with respect to the nominating committee function. The Board of Directors believes that the interests of the Company’s shareholders are served by relegating the nominations process to the Board members who are independent from management. While the Board will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board will consider the prospect’s relevant financial and business experience, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board of Directors will apply the same criteria to nominees recommended by shareholders as those recommended by the full Board. Nominations for director may be made by shareholders, provided such nominations comply with certain timing and informational requirements set forth in the Company’s Bylaws. See “Other Matters” elsewhere in this Proxy Statement.

Compensation Committee. The Board’s Compensation Committee consists of Mr. Luskin (Chairman), Dr. Seff and Mr. Bormel, none of whom is an employee of the Company and each of whom is independent under existing NYSE MKT and SEC requirements. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. The Board has not adopted a charter with respect to the Compensation Committee. The Compensation Committee met one time during the fiscal year ended March 31, 2024.

Director Compensation

During the Company’s fiscal year ended March 31, 2024, Mr. Grossblatt, the Company’s president and chief executive officer, received no additional compensation for serving as a director. For the Company’s fiscal year ended March 31, 2024, each outside director was entitled to a $10,000 annual fee for annual service as a director. Directors’ compensation is payable in cash or Shares (computed at the closing price as reported by the NYSE MKT on the date of the payment).

The following table summarizes the compensation paid to directors for the fiscal year ended March 31, 2024:

Name	Fees Earned or Paid in Cash	Option Awards	Total
(a)	(b)	(d)	(h)
Cary Luskin	$10,000	$0	$10,000
Ronald A. Seff, M.D.	$10,000	$0	$10,000
Ira F. Bormel, CPA	$10,000	$0	$10,000

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Transactions with Management

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company reviews and approves all transactions with related persons that are required to be disclosed under applicable regulation. During the fiscal year ended March 31, 2024, and 2023, inventory purchases and other Company expenses of approximately $1,699,000 and $1,748,000, respectively, were charged to credit card accounts of Harvey B. Grossblatt, the Company’s Chief Executive Officer and certain of his immediate family members. The Company subsequently reimbursed these charges in full. Mr. Grossblatt receives travel mileage and other credit card benefits from these charges. The maximum amount outstanding and due to Mr. Grossblatt at any point during the fiscal year ended March 31, 2024 and 2023 (including amounts submitted for personal expense reimbursement and amounts paid by Mr. Grossblatt for inventory purchases or other Company expenses) amounted to approximately $276,000 and $217,000, respectively, and no amounts were outstanding at March 31, 2024 and 2023.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics is posted on the Company’s website, www.universalsecurity.com, under the “Investor Relations” tab.

Communications with the Board

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o James B. Huff, the Company’s Secretary, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Leadership Structure and Risk Oversight

While the Board believes that there are various structures which can provide successful leadership to the Company, the Company’s Bylaws provide that the Chairman of the Board, if one is elected by the Board, serves as Chief Executive Officer, and if a Chairman is not so elected, the President of the Company serves as Chief Executive Officer. Currently, the Board has not elected a Chairman and, accordingly, the Company’s President is Chief Executive Officer and is also a member of the Board. All other members of the Board are independent. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the strong emphasis on Board independence provides effective independent oversight of management.

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, management discusses with the Board members strategy and the risks facing the Company. The independent members of the Board provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, meetings of independent directors in executive session.

Information Regarding Share Ownership of Management

The following table sets forth information with respect to the beneficial ownership of the Shares as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group. For purposes of calculating beneficial ownership, Rule 13d-3 of the Exchange Act requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of Shares represents sole voting and investment power with respect to those Shares.

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Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Harvey B. Grossblatt	110,402	4.77%
Cary Luskin	59,423	2.57%
Ronald A. Seff, M.D.	77,469	3.35%
James B. Huff	510	0.02%
Ira F. Bormel, CPA	0	--
All directors and executive officers as a group (5 persons)	247,804	10.71%

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and each person who owns more than 10% of the Company’s Shares, file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to us, all of these reporting persons complied with the Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended March 31, 2024.

Executive Compensation

Introduction

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the fiscal year ended March 31, 2024 as well as two of the Company’s most highly compensated employees whose total compensation during the fiscal year exceeded $100,000 (listed in the Summary Compensation Table below), are referred to as the “named executive officers.”

Summary Compensation Table

The following table sets forth information regarding the total compensation paid or earned by the named executive officers as compensation for their services in all capacities during the fiscal years ended March 31, 2024, and 2023.

Name and Principal Position (a)	Year (b)	Base Salary $ (c)	Bonus $ (d)	Stock Awards $ (e)	Option Awards $ (f)	All Other Compensation $ (i)		Total $ (j)
Harvey B. Grossblatt, President and CEO	2024 2023	352,286 352,286	0 17,454	0 0	0 0	71,162 70,790	(1)	423,448 440,530
James B. Huff, Secretary/Treasurer/CFO	2024 2023	198,957 184,566	0 0	0 0	0 0	18,430 18,209	(2)	217,387 202,775
Glenda Anderson, Sales Manager	2023 2023	156,030 157,386	5,000 0	0 0	0 0	17,391 17,507	(3)	178,421 174,893
Phillip Haigh Sales Manager	2023 2023	150,000 151,803	5,000 0	0 0	0 0	24,475 25,569	(4)	179,475 177,372

(1)	All other compensation for Mr. Grossblatt for 2023 and 2023, respectively, includes employer 401(k) contributions of $40,815 and $40,815, medical reimbursement and health insurance premiums of $24,870 and $24,590, group life and disability premiums of $4,625 and $4,533, and auto lease value of $852 and $852.

(2)	All other compensation for Mr. Huff for 2023 and 2023, respectively, includes employer match of 401(k) contributions of $6,000 and $5,866, group life and disability premiums of $4,630 and $4,543 and auto lease value or reimbursement allowance of $7,800 and $7,800.

(3)	All other compensation for Ms. Anderson for 2023 and 2023 respectively, includes employer match of 401(k) contributions of $5,461 and $5,671, medical reimbursement and health insurance premiums of $3,304 and $3,304, group life and disability premiums of $2,626 and $2,532, and auto reimbursement allowances of $6,000 and $6,000.

(4)	All other compensation for Mr. Haigh for 2023 and 2023 respectively, includes employer match of 401(k) contributions of $6,000 and $6,230, medical reimbursement and health insurance premiums of $9,438 and $9,438, group life and disability premiums of $3,037 and $3,901, and auto reimbursement allowances of $6,000 and $6,000.

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Pay Versus Performance

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (3)	Net Income (Loss) (in thousands) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$439,766	$439,766	$187,625	$187,625	$37	$(396)
2023	$440,530	$440,530	$185,013	$185,013	$53	$720

(1)	The amounts reported in column (b) are the amounts of total compensation reported for our President and Chief Executive Officer (our PEO) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)	The amounts reported in column (d) represent the average of the amounts reported for our named executive officers as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year.

(3)	“Total Shareholder Return” represents our cumulative total stockholder return during each measurement period and is calculated by dividing the sum of (i) the difference between the share price of our common stock at the end and the beginning of the measurement period, plus (ii) the cumulative amount of dividends paid on our common stock for the measurement period, assuming dividend reinvestment, by the share price of our common stock at the beginning of the measurement period. Each amount assumes that $100 was invested in our common stock on April 1, 2022, and dividends if any, were reinvested for additional shares.

(4)	The amounts reported represent the amount of net income (in thousands) reflected in our audited consolidated financial statements for the applicable year.

The Company’s compensation program for each of its named executive officers consists of the following elements:

Base Salary. The salaries of our named executive officers are designed to provide a reasonable level of compensation that is affordable to the Company and fair to the executive. The base salary of our PEO is contractual, and all salaries are reviewed annually. Base salary increases, if any, are made based on the review of competitive salaries, as well as an evaluation of the individual officer’s responsibilities, job scope, and performance.

Bonuses. The bonus plan of our PEO is contractual while other bonuses are totally discretionary as to who will receive a bonus and the amount of any such bonus. The Compensation Committee may recommend to the Board that annual bonuses be paid based on accomplishments that exceed expectations during the fiscal year.

The Company believes that the salaries paid to its named executive officers are consistent with market rates, and the Company does not provide for equity-based compensation. The Compensation Committee bases its annual bonus considerations on each individual’s performance within the executive’s sphere of responsibilities, and on the Company’s overall performance as measured by net income. While total shareholder return factors into Compensation Committee discussions, annual bonus considerations are not tied to shareholder return.

401(k) Plan

The Company has a defined contribution profit sharing plan covering eligible employees. The Plan is voluntary with respect to participation and is subject to the provisions of ERISA. The plan provides for participant contributions of up to 25% of annual compensation, as defined by the plan. The Company contributes an amount equal to a match of the first three percent (3%) contributed by the employee plus fifty percent (50%) of the next two percent (2%) contributed by the employee with a maximum contribution of four percent (4%). The Company may contribute an additional amount from its profits as authorized by the Board. The Company made no additional contributions in fiscal 2024. Participants in the plan are immediately vested in their and the Company’s contributions, plus actual earnings thereon. The Company’s fiscal 2024 contributions to the plan on behalf of named executive officers are included in the “All Other Compensation” column in the “Summary Compensation Table” above.

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Executive Employment Agreements

The Chief Executive Officer’s compensation is governed largely by his employment agreement with the Company, originally effective April 1, 2002, as amended. The current employment agreement expires on July 31, 2025. The employment agreement currently provides that Mr. Grossblatt’s base annual salary (since April 1, 2007) is $350,000. Additionally, Mr. Grossblatt is entitled to bonus compensation for each fiscal year of the Company in which the Company earned pre-tax net income in such fiscal year in excess of a percentage, pre-determined by the Board, of shareholders’ equity as of the start of the fiscal year (which is 4% for the fiscal years ended March 31 2024 and 2023), as follows: 3% of all (after the 4% threshold) pre-tax net income up to $1 million, 4% of pre-tax net income from $1-$2 million, 5% of pre-tax net income from $2-$3 million, 6% of pre-tax net income from $3-$4 million, 7% of pre-tax net income over $4 million. Mr. Grossblatt is also entitled to life, health and disability insurance benefits, medical reimbursement, automobile allowance, and Company paid retirement plan contributions.

If the Employment Agreement is not renewed by the Company or is terminated by Mr. Grossblatt for good reason, Mr. Grossblatt is entitled to receive his compensation through any balance of the employment term plus a lump sum payment equal to his last 12 months base salary and bonus, health benefits for three years, and an additional lump sum payment payable on each of the first three anniversaries of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company.

If Mr. Grossblatt’s employment is terminated following or in anticipation of a “change of control” of the Company, Mr. Grossblatt will be entitled to receive a lump sum payment equal to his base salary for the balance of the Employment Agreement’s term and the amount of Mr. Grossblatt’s last bonus plus three times Mr. Grossblatt’s last 12 months base salary and bonus. In addition, Mr. Grossblatt is entitled to receive health benefits for three years, and an additional lump sum payment payable on the anniversary of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company for three years. In the event of a change in control Mr. Grossblatt will receive an amount equal to three times his base salary for the last 12 months and the amount of his last bonus, limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.

If the Employment Agreement is terminated by the Company due to Mr. Grossblatt’s death, Mr. Grossblatt’s estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the Employment Agreement’s term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Company, plus the amount of his last bonus and the amount of the Company’s last 401(k) plan contribution made on behalf of Mr. Grossblatt. In addition, Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of death, or the cash equivalent thereof.

If the Employment Agreement is terminated by the Company due to Mr. Grossblatt’s disability, Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Company and Social Security disability benefits paid to Mr. Grossblatt. In addition, Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits and a payment equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

The Employment Agreement generally prohibits Mr. Grossblatt from competing with the Company during the term and during any subsequent period during which he receives compensation from the Company.

Potential Payments upon Termination or Change in Control

The table below shows the estimated incremental value transfer to Harvey B. Grossblatt, the only named executive officer who is contractually entitled to compensation upon termination or a change in control, under various scenarios relating to a termination of employment. Please refer to the discussion titled “Executive Employment Agreements”, above, in this Executive Compensation Section for a description of the circumstances that would trigger payments and benefits upon termination or a change in control. The tables below assume that such termination occurred on March 31, 2024, the last day of the Company’s 2024 fiscal year. The Company’s stock price on the last business day of its 2024 fiscal year was $1.59. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated and approximate amounts listed below are in addition to any other benefits that are available to employees generally.

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	Non Renewal		Resignation for Good Reason		Termination Following Change in Control (1)		Death		Disability
Severance	$370,000	(2)	$353,000	(2)	$1,053,000	(5)	$411,000 minus benefits		$411,000 minus benefits	(7)
Health Benefits	$74,000	(3)	$74,000	(3)	$74,000	(3)	$74,000	(6)	$74,000
401(k) Contribution	$122,000	(4)	$122,000	(4)	$122,000	(4)	$41,000		$122,000	(4)
Tax gross up	--		$351,000		$799,000		--		--

(1)	Limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.

(2)	Lump sum payment equal to Mr. Grossblatt’s last 12 months base salary and bonus.

(3)	The aggregate of the health benefits for the first three years following the termination.

(4)	The aggregate of the respective annual lump sum payments, payable on each of the first three anniversaries of the termination, equal to the 401(k) plan contribution the Company would have made on behalf of the Company had Mr. Grossblatt remained employed by the Company.

(5)	Lump sum payment equal to Mr. Grossblatt’s annual base salary for the balance of the employment period and last bonus, plus three times Mr. Grossblatt’s last 12 months base salary and bonus limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation.

(6)	Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the employment term or three years following the date of death, or the cash equivalent thereof.

(7)	This amount assumes a disability occurs on the date of signing of the agreement.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries. The Audit Committee has discussed with Marcum LLP, the independent auditors for the Company for the fiscal year ended March 31, 2024, the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for filing with the Securities and Exchange Commission.

The Audit Committee
Ira F. Bormel, Chairman
Ronald A. Seff, M.D.
Cary Luskin

Advisory Vote on Named Executive Officer Compensation

Regulation 14A under the Exchange Act was revised following the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and requires that the Company seek an advisory, non-binding shareholder vote on the compensation of its named executive officers as disclosed in this Proxy Statement. The Company’s shareholders voted to hold the advisory vote on executive officer compensation each year, and the Board determined to hold the advisory votes in accordance with the expressed wishes of the shareholders. Accordingly, as required by the Exchange Act and the rules promulgated by the SEC, the Company is providing its shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of the named executive officers, as disclosed in this proxy statement.

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This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the compensation tables and related material in the Proxy Statement distributed in connection with this Meeting.”

The Compensation Committee and the Board believe that the Company’s compensation policies and procedures align with the long-term success of the Company and the interests of the shareholders.

Because the vote on this Proposal is advisory, it will not be binding on the Board and may not be construed as overruling a decision by the Board nor to create or imply any additional fiduciary duty by the Board. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. The affirmative vote of holders of a majority of the all of the votes cast at a meeting at which a quorum is present is needed to approve the proposal. Consequently, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

The Board of Directors recommends a vote FOR approval of the compensation of the named executive officers.

Authorization for Appointment of Auditors

Selection of Auditors

On October 30, 2023, the Audit Committee of the Board of Directors retained Marcum LLP as the Company’s independent public accountants for the fiscal year ended March 31, 2024. In addition Marcum LLP is expected to be retained as the Company’s independent auditors for the fiscal year ended March 31, 2025. Representatives of Marcum LLP are not expected to be present at the meeting.

During the fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent period through July 12, 2024, there were no disagreements (as defined in Item 304(a)(1)(iv) of regulation S-K and the related instructions to Item 304 of Regulation S-K) with Marcum LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum LLP’s satisfaction, would have caused Marcum LLP to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years.

During the fiscal years ended March 31, 2024 and March 31, 2023, and the subsequent period through July 12, 2024, there were no reportable events (as defined in Item 304(a)(1)(v) of regulation S-K), other than the material weaknesses reported in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with respect to such periods.

Board Recommendation

The affirmative vote of holders of a majority of all of the votes cast at a meeting at which a quorum is present is needed to approve the proposal. Consequently, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

The Board of Directors recommends a vote FOR the proposal to authorize the Board to accept the selection of the Audit Committee of an outside auditing firm for the ensuing year.

Disclosure of Independent Auditor Fees

The following is a description of the fees billed to the Company by Marcum LLP (the “Auditor”) during the fiscal year ended March 31, 2024, and 2023:

Audit Fees. Audit fees include fees billed by the Auditor, for the fiscal years ended March 31, 2024, and 2023, in connection with the annual audits of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by the Auditor that are closely related to the audit and in many cases could only be provided by the Auditor. Such services include consents related to Securities and Exchange Commission and other regulatory filings. The aggregate fees for audit services for the fiscal years ended March 31, 2024, and 2023 totaled approximately $258,000 and $211,000 respectively.

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Audit Related Fees. Audit related services include due diligence services related to accounting consultations, internal control reviews and employee benefit plan audits. There were no fees billed for audit related services paid by the Company during the fiscal years ended March 31, 2024, and 2023.

Tax Fees. Tax fees include corporate tax compliance, advisory and planning services. There were no tax related services provided in fiscal years ended March 31, 2024, and 2023.

All Other Fees. There were no other fees for services provided in the fiscal years ended March 31, 2024 , and 2023.

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

Other Matters

The Board is not aware of any other matter which may be presented for action at the 2024 Annual Meeting of Shareholders, but should any other matter requiring a vote of the shareholders arise at the 2024 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company and will determine whether or not a quorum is present. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter.

Any shareholder desiring to present a proposal at the 2025 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, in time to be received by May 16, 2025. In addition, if a shareholder desires to bring business (including director nominations) before the 2025 Annual Meeting of Shareholders that is not the subject of a proposal timely submitted for inclusion in the Company’s Proxy Statement, written notice of such business, as currently prescribed in the Company’s Bylaws, must be received by the Company’s Secretary between April 16, 2025 and May 16, 2025. For additional requirements, a shareholder should refer to Article I, Section 8 of the Company’s Bylaws, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a copy of which may be obtained from the Company’s Secretary or from the Company’s SEC filings. If the Company does not receive timely notice pursuant to the Bylaws, the nomination or proposal will be excluded from consideration at the meeting.

The persons designated by the Company to vote proxies given by shareholders in connection with the Company’s 2025 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2025 proxy statement with respect to which the Company has received written notice no later than July 30, 2025 that a shareholder (i) intends to present such matter at the 2025 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2025 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

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Shareholders who do not plan to attend the Annual Meeting are urged to vote by telephone or to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors,

James B. Huff
Secretary

Owings Mills, Maryland

September 13, 2024

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2024, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, UNIVERSAL SECURITY INSTRUMENTS, INC., 11407 CRONHILL DRIVE, SUITE A, OWINGS MILLS, MARYLAND 21117.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

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2024 VOTING PROXY

UNIVERSAL SECURITY INSTRUMENTS, INC.

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

This Proxy is Solicited on Behalf of the Board of Directors of Universal Security Instruments, Inc. The undersigned hereby appoints Harvey B. Grossblatt as proxy, with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of the Company, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland, on Thursay, November 7, 2024 at 8:30 a.m., prevailing local time, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, with all powers possessed by the undersigned if personally present at the meeting.

	FOR	VOTE WITHHELD	FOR ALL EXCEPT
1. To elect as director the nominee listed below:

Ronald A. Seff, M.D.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, check or mark the box above.

The Board of Directors recommends a vote “FOR” the election of the nominee listed above.

	FOR	AGAINST	ABSTAIN
2. A non-binding resolution to approve the compensation of the named executive officers	☐	☐	☐

The Board of Directors recommends a vote “FOR” the resolution to approve the compensation of the named executive officers.

	FOR	AGAINST	ABSTAIN
3. To authorize the Board of Directors to accept the auditors selected by the Audit Committee for the 2025 fiscal year	☐	☐	☐

The Board of Directors recommends a vote for every “FOR” the authorization to select the auditors.

4.  In his/their discretion, the proxy/proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees and in the discretion of the proxy or proxies upon any other business which properly comes before the meeting.

Please sign exactly as your name appears on the Notice Regarding Availability of Proxy Materials you previously received by mail. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THE CARD TO US AT THE ADDRESS SPECIFIED BELOW.

DATED: ____________________, 2024	PRINT CONTROL NUMBER, NAME AND ADDRESS (as shown on the Notice Regarding Availability of Proxy Materials you previously received by mail).
Signature

DATED: ____________________, 2024

Signature

To vote by proxy, mark, sign and date this 2024 Voting Proxy and return it to us at:
Corporate Secretary
Universal Security Instruments, Inc.
11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://www.usiannualmeeting.com

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